SCHEDULE 14A - INFORMATION REQUIRED IN PROXY

STATEMENT

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ X ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Sec. 240.-14a-11(c) or Sec. 240.14a-12

HUDSON'S GRILL INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

HUDSON'S GRILL INTERNATIONAL, INC.

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid: none

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

(4) Date Filed:

HUDSON'S GRILL INTERNATIONAL, INC.

16970 Dallas Parkway

Suite 402

Dallas, Texas 75248

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of HUDSON'S GRILL INTERNATIONAL, INC. (the "Company"), will be held at the Company's headquarters located at 16970 Dallas Parkway, Suite 402, Dallas, Texas 75248, on June 4, 2003, at 11:00 a.m. to act upon the following proposals:

1. To elect three (3) directors;

2. To ratify the selection of independent auditors;

3. To consider such other business as may properly come before the meeting and any adjournments or postponements thereof.

Details relating to the above matters are set forth in the attached Proxy Statement. Your management is not aware of any other matters to come before the meeting. The Board of Directors has fixed the close of business on April 11, 2003, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting.

You are urged to fill in, date, sign and promptly return the Proxy in the enclosed addressed envelope to which no postage need be affixed if mailed in the United States. If you do not attend the Annual Meeting, you may supersede your executed Proxy prior to voting by filing a Proxy bearing a later date, by filing a written revocation of the Proxy or by attending the meeting and voting in person. In order to be valid, the enclosed Proxy (or any new proxy or proxy revocation) must be received by the Secretary not later than 11:00 a.m., June 4, 2003.

IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

Mitzy Ferguson

Secretary

Dallas, Texas

April 2, 2003

PROXY STATEMENT

HUDSON'S GRILL INTERNATIONAL, INC.

16970 Dallas Parkway

Suite 402

Dallas, Texas 75248

GENERAL INFORMATION

The enclosed Proxy is solicited by the Board of Directors (the "Board") of HUDSON'S GRILL INTERNATIONAL, INC. (the "Company").

This Proxy Statement is furnished in connection with the solicitation of the Proxies by the Company to be voted at its Annual Meeting of Shareholders to be held June 4, 2003, and at any adjournment and postponement thereof. The Annual Meeting is to be held at 1:00 p.m. at the Company's headquarters located at 16970 Dallas Parkway, Suite 402, Dallas, Texas 75248.

A person giving the Proxy may revoke it at any time prior to the exercise thereof by giving written notice to the Secretary of the Company, attending the meeting and voting in person, or filing a duly executed Proxy bearing a later date with the Secretary. The mailing to shareholders of this Proxy Statement and the enclosed form of Proxy will commence on or before May 1, 2003.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith, will be paid by the Company. Officers and employees of the Company may communicate with shareholders personally or by mail, telegraph, telephone or otherwise, for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to the beneficial owners of shares, in which case they will be reimbursed for their expenses.

Shares represented by valid Proxies will be voted in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of directors herewith named and for the ratification of the Company's selection of Hein + Associates, LLP, as independent auditors for the Company.

VOTING SHARES

Shareholders of record as of the close of business on April 11, 2003, will be entitled to vote at the Annual Meeting and at any adjournments thereof. At such date there were 7,256,986 shares of Common Stock. Each shareholder of record is entitled to one (1) vote for each share of stock owned, except that shareholders may have cumulative voting rights with respect to the election of directors. See "Cumulative Voting."

CUMULATIVE VOTING

Pursuant to Texas law, the Company's articles of incorporation control whether cumulative voting is permitted or not. The Company's articles of incorporation expressly state that cumulative voting is not permitted. Candidates are elected by majority vote. The three candidates receiving the highest number of votes are elected.

COMMITTEES OF THE BOARD

The Board held three meetings during fiscal 2002. Each incumbent director during the fiscal year ended December 31, 2001, attended 100% of all meetings of the Board during the time he was a member and of the Committees of which he was a member.

Since the Board is small, one person acts as its audit committee. That person supervises and reviews the fiscal and accounting procedures and practices of the Company, and reviews the audit and financial statements with the Company's independent accountants. In this respect, the audit committee also reviews whether to change auditors and whether the auditors are independent. Because the Company has not engaged its auditors to provide any other services for the Company other than to prepare tax returns, the audit committee does not believe that its auditors' independence is in any way compromised by the additional services provided to the Company. Beginning in 2002, the Audit Committee has been composed of one director. The current audit committee member is Mr. Fischer. The Company considers Mr. Fischer to be an "audit committee financial expert" for purposes of the Sarbanes Oxley Act of 2002; he has background and experience in accounting and understands accounting, financial controls and financial reporting. Mr. Fischer is a Certified Public Accountant, licensed in the State of Texas. He is currently inactive as a CPA. However, he remains active as an attorney licensed in the State of Texas, handling primarily business affairs. Mr. Fischer, who is a director and currently is Chairman of the Board of the Company, should not be considered independent of management.

The Company does not have a code of ethics; it does not plan on enacting a code of ethics until it has attained a much larger size. With so few employees, officers and directors, it does not feel that developing and adopting a code of ethics would impact or change its operations or its employees, directors or officers. The Company feels that the few current employees, officers and directors it now has know sufficiently all of the actions of the Company such that unethical behavior would be discovered quickly. The directors expect completely ethical behavior from its officers and employees and will dismiss anyone who it finds is not ethical. As such, developing a code of ethics would currently create an unnecessary expense.

The Board does not have a Nominating Committee, and it does not have a Compensation Committee. Nominees may be recommended to the Board in writing by any shareholder. Compensation matters are considered by the whole Board of Directors.

Each of the nominees has consented to be named herein and to serve if elected. However, if any nominee at the time of election is unable or unwilling to serve as a director, or is otherwise unavailable for election, the shares represented by proxies will be voted for the election of such other person as the Board may designate or, in the absence of such designation, for a nominee selected by the persons named in the enclosed form of Proxy, or, if there is no qualified nominee willing to serve, the position will be left vacant.

Certain information concerning the director nominees is set forth below:

Name	Age	Position
DAVID L. OSBORN	55	President
ROBERT W. FISCHER	52	Chairman of the Board, Director
ANTHONY DUNCAN	47	Director

David L. Osborn was a Director until 1999, when he resigned. He returned to the Board in 2001. Since 1988, Mr. Osborn has been the Chief Executive Officer of Southpoint Management Corporation, which owns and operates restaurants, and is Chief Executive Officer of Famous Bars, Grills & Cafes of America, Inc., which has been a franchisee of Hudson's Grill. He was also a partner in D.A.C. Associates, which had been a franchisee of Hudson's Grill since 1986, and he is a partner in Wood, Osborn and Osborn, which is the landlord of the premises that the Company leases as its headquarters.

Robert W. Fischer was elected a director in 1997. He is a partner in Fischer & Sanger, attorneys, in Dallas, Texas. He has practiced law for the last twenty-five years in the State of Texas and has been an outside counsel for the Company for the last ten years.

Anthony B. Duncan has been in the restaurant business for more than 33 years, and progressed from trainee, to assistant manager, to manager of his own Pelican's Restaurant in El Paso, Texas, at the age of 21. He formed his own operating company, and proceeded to purchase interests in two additional Pelican's. At one time, he was the president and minority owner of Southpoint Management Corporation, the parent company of multiple dinner houses and casual dining restaurants and bars. He is the current owner of the two franchised Hudson's Grills in El Paso, and is the owner and sole shareholder of Borderland Grills, Inc. Mr. Duncan previously was president of the Texas Restaurant Association, and has served on its Board of Directors.

No director currently receives any direct compensation as a director, except for reimbursement of expenses and the grant of monthly stock options. These options are available for non-officer directors and are for a term of seven years. The exercise price is the lowest price that has the least impact on the Company's financial statements, but, no matter what, the exercise price is not more than $.05 above the closing price of the Company's stock on the last business day that is not a holiday of the previous month before the grant or be less than $.005 more than the closing price of the previous month (the "Least Impact Options"). The non-officer Directors now receive 10,000 Least Impact Options each month they serve.

All directors are elected for a term of one (1) year and serve until their successors have been duly elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the shares of Common Stock beneficially owned, directly or indirectly, by (i) persons owning, to the Company's knowledge, five percent (5%) or more of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers of the Company as a group, in each case as of December 31, 2002

Name and Address	Number of Shares Beneficially Owned	Footnotes	Percentage of Total Shares Outstanding
Directors/Officers:
DAVID L. OSBORN 16970 Dallas Parkway, Suite 402 Dallas, Texas 75248	2,017,677	(1)(2)	27.80%
ROBERT W. FISCHER 5956 Sherry Lane, Suite 1204 Dallas, Texas 75225	275,615	(1)(2)	3.80%
ANTHONY B. DUNCAN 10732 Alta Lomo El Paso, TX 79935	616,750	(1)(2)	8.50%
MITZY FERGUSON 16970 Dallas Parkway, Suite 402 Dallas, Texas 75248	12,220	(1)	0.17%
All directors and executive officers as a group (4 persons)	2,922,262		40.27%
Others Owning 5% or More Of the Company's Common Stock:
CLIFFORD J. OSBORN 5581 East Finisterra Drive Tucson, Arizona 85715	1,036,618	(1)	14.28%
ROY J. MILLENDER, JR. 340 Old Mill Road, Space 5 Santa Barbara, CA 93100	862,333	(1)	11.88%
CHARLES L. BOPPELL 1010 Hot Springs Road Santa Barbara, CA 93108	495,556	(1)	6.83%

(1) Shared voting and investment power is held for these shares.

(2) Beginning January 2000, David Osborn was also granted 100,000 options for each month he has served as President. Beginning February 2001, the Board authorized a monthly payment to Mr. Osborn of $1,000, and the monthly grant of options was reduced to 50,000. As of March 31, 2003, he held 1,850,000 options exercisable at $.10 each. No monthly options were issued from January 2002 until December 2002. Beginning December 2002, all Company options that have been issued, have been Least Impact Options. Since mid December 2002, Mr. Osborn has received 750,000 of the Least Impact Options, and his monthly grant of 50,000 options are now Least Impact Options. The Directors have also been granted options since January 2000, when each non-officer director began receiving 10,000 options for each month of service. As of March 31, 2003, the two current directors each held 240,000 options that are exercisable at $.10 each. Like Mr. Osborn, the directors did not receive any options from January 2002 until December 2002. Since mid December 2002, the directors have each received 150,000 of the Least Impact Options, and each of their monthly grant now consists of 10,000 Least Impact Options

REMUNERATION AND RELATED INFORMATION

The following table sets forth for the year ended December 31, 2001, certain information as to each of the Company's five (5) most highly compensated executive officers and as to all executive officers as a group:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Annual Compensation
		Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)
David L. Osborn President CEO	2002	12,000(1)	0	0
	2001	11,000(1)	0	0
	2000	0(1)	0	0
Mitzy Ferguson Secretary	2002	0(1)	0	0
	2001	0(1)	0	0
	2000	3,625(1)	0	0
All executive officers as a group (2 persons)		12,000(1)	0	0

SUMMARY COMPENSATION TABLE, Continued

Name and Principal Position (a)	Year (b)	Long Term Compensation
		Restricted Stock Awards($) (f)	Securities Underlying Options/SARs (#) (g)	LTIP Payouts ($) (h)	Other Annual Compensation ($) (i)
David L. Osborn President CEO	2002	0(1)	600,000	0	0
	2001	0(1)	650,000	0	0
	2000	0(1)	1,200,000	0	0
Mitzy Ferguson Secretary	2002	0(1)	0	0	0
	2001	0(1)	0	0	0
	2000	0(1)	0	0	0
All executive officers as a group (2 persons)		0	600,000	0	0

Option/SAR Grants in the Last Fiscal Year

(Individual Grants)

Name (a)	Number of Securities underlying options/SARs granted (#) (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)
David L. Osborn, President, CEO	600,000	100	$.015	7 years
Mitzy Ferguson, Secretary	0	0	0	0
All executive officers as a group (2 persons)	600,000	100	$.015	7 years

Aggregated Option/SAR Exercises in Last Fiscal

Year and FY-End Option/SAR Values

Name (a)	Shares acquired on exercise (#) (b)	Value realized ($) (c)	Number of securities underlying unexercised options/SARs at FY-end (#) exercisable/un-exercisable (d)	Value of unexercised in-the-money options/SARs at FY-end ($) exercisable/un-exercisable (e)
David L. Osborn, President, CEO	0	0	2,450,000	0
Mitzy Ferguson, Secretary	0	0	0	0
All executive officers as a group (2 persons)	0	0	2,450,000	0

(1) Mr. Osborn and/or companies affiliated with him were reimbursed for travel expenses incurred on behalf of the Company. In 2002 he or his affiliated companies were reimbursed $3,479.14 for his travel. Ms. Ferguson was not involved in any travel in 2001. Mr. Fischer was reimbursed for travel as part of his legal work done for the Company.

The Company does not currently have an Incentive Stock Option Plan, other than to grant options to non-officer directors and to grant options as part of employment agreements.

CERTAIN TRANSACTIONS

Since its inception in 1997, the Company's headquarters have been in Dallas, Texas. The Company is now leasing space for its headquarters from Wood, Osborn and Osborn, a company partially owned by David Osborn, one of the Company's current officers and currently a director, for $1,015 per month plus its share of utilities expenses, totaling approximately $16,111.43 in 2002. The Company considers this rental a fair market value for the space it is renting. This space is in the same office building that leases space to the Company's President and the companies controlled by him; thus the management of the Company is more efficient because its executives work near the headquarters, and travel costs are reduced.

Mr. David L. Osborn is affiliated with Southpoint Management Corporation and with Famous Bars, Grills & Cafes of America, Inc. ("FGA"). These companies, in turn, are affiliated with owning and operating several restaurants, and also owned the franchise rights to develop Hudson' Grills in certain areas of Texas. During the past year, these companies paid no franchise fees to the Company, and did not purchase any franchises. The franchise agreement for Texas was entered into before Mr. Osborn became involved in the management of the Company, and that agreement provides that Mr. Osborn and his first successor do not have to pay royalties. In November 1997, Mr. Osborn transferred his interest in two Hudson's Grills in El Paso, Texas, to Anthony Duncan, who was affiliated with the same companies that Mr. Osborn is, and who has been a director and is currently a nominee for director of the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTORS NAMED IN THIS PROXY STATEMENT.

Three directors are to be elected, with each director to hold office until the next Annual Meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed Proxy have been designated by management, and the proxy holders intend to vote for the election of the three persons named as nominees in this proxy statement ("Nominees"), except where authority is withheld by the shareholder or specifically requested to be voted for someone else. If no one is written in to be voted for as a director who is willing to serve and no vote is specifically withheld, then the persons holding the proxies will vote for the three Nominees. If one person other than a Nominee is voted for on the proxy, then the persons holding the proxy will vote for the one requested person, provided he(she) is willing to serve as a director, and will decide which of the three Nominees to vote for. If two persons are voted for on the proxy, then the person's holding the proxy will vote for the two requested persons, provided they are willing to serve as a director, and will decide which of the three Nominees to vote for. If three persons other than Nominees are voted for on the proxy, then the persons holding the proxy will vote for the three requested persons, provided they are willing to serve as a director. If more than three persons are voted for on the proxy, then the persons holding the proxies will vote for the Nominees regardless of those requested.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF

INDEPENDENT AUDITORS

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

Hein + Associates, LLP, has been selected as the Company's independent auditors for the fiscal year ending December 31, 2003, subject to ratification of the appointment by the share owners. This firm served as the Company's independent auditors for the period ended December 31, 2002, and is considered by management to be well qualified.

AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES

Hein + Associates, LLP, has billed the Company for approximately $5,000 so far in 2002 and 2003 for the last annual audit. The firm has not provided any services related to financial information systems design and implementation. The firm has not provided any other services to the Company, except to provide nonaudit services related to the preparation and filing of tax returns, which fees in 2002 and 2003-to-date are approximately $22,127.50, and the review of quarterly filings with the Securities and Exchange Commission, which fees were approximately $9,336.00 in 2002. The Company is not aware of any ownership, direct or indirect, in any capacity by any members of the firm.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company has invited its accountants from Hein + Associates, LLP, to be present at the Annual Meeting, if they so desire, but is not requiring that they attend; therefore they may be present, although management does not expect that they will be so. If a representative of Hein + Associates, LLP, is present at the Annual Meeting of Shareholders, the representative will be allowed to answer appropriate questions, and will be afforded an opportunity to make a statement if so desired.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that filing requirements applicable to its officers and directors were complied with during the 2002 fiscal year.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2004

Stockholder proposals to be presented at the 2002 Annual Meeting must be received by the Company on or before February 1, 2004, for inclusion in the proxy statement and form of proxy relating to that meeting.

HOUSEHOLDING

As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to share owners residing at the same address, unless share owners have notified the Company's transfer agent of their desire to receive multiple copies of the proxy statement.

The Company will promptly deliver, upon written request, a separate copy of the proxy statement to any share owner residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Robert W. Fischer, Esq., by fax at (214) 361-7842, or by mail to Robert W. Fischer, Esq., Fischer & Sanger, 5956 Sherry Lane, Suite 1204, Dallas, Texas 75225.

Share owners residing at the same address and currently receiving only one copy of the proxy statement may contact Mr. Fischer to request multiple copies of the proxy statement in the future.

Share owners residing at the same address and currently receiving multiple copies of the proxy statement may contact Mr. Fischer to request only a single copy of the proxy statement be mailed in the future.

OTHER MATTERS

Management of the Company does not know of any other matters to be presented for action at the Annual Meeting. However, if any other matters should be properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with their best judgment.

OTHER INFORMATION

The Annual Report to Shareholders of the Company for the year ended December 31, 2002, is mailed herewith to shareholders of record at the close of business on April 11, 2003.

IF YOU WOULD LIKE A COPY OF THE COMPANY'S ANNUAL REPORT OR FORM 10-KSB, PLEASE CONTACT BARBARA AMSTUTZ AT (972) 931-9237.

Mitzy Ferguson

Secretary

Dallas, Texas

April 2, 2003

f\sec\030321.o01

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

The undersigned hereby appoints DAVID L. OSBORN or ROBERT W. FISCHER, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of HUDSON'S GRILL INTERNATIONAL, INC., held on record by the undersigned on April 11, 2003, at the annual meeting to be held June 4, 2003.

1. ELECTION OF DIRECTORS

FOR ALL NOMINEES PRINTED BELOW (except as marked to the contrary below).

FOR THE FOLLOWING DIRECTORS (name up to three):

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED.

D.L. Osborn , R.W. Fischer, and A.B. Duncan. (Instructions: To withhold authority to vote for any individual nominees, line out that nominee's name).

2. RATIFICATION OF SELECTION OF HEIN + ASSOCIATES, LLP AS THE COMPANY'S ACCOUNTANTS

FOR AGAINST ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted for the Nominees and for Proposal 2.

Date:

Signature

Signature